                                                                   Exhibit 99.1

                        EXPEDIA, INC. AND SUBSIDIARIES

        INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                                                                          Page
                                                                                          ----

Unaudited Consolidated Statement of Operations and Comprehensive Income.................. F-2

Unaudited Consolidated Balance Sheet..................................................... F-3

Unaudited Consolidated Statement of Changes in Stockholders' Equity...................... F-4

Unaudited Consolidated Statement of Cash Flows........................................... F-5

Notes to Unaudited Condensed Consolidated Financial Statements........................... F-6

                        EXPEDIA, INC. AND SUBSIDIARIES

         CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
                   (in thousands, except per share amounts)
                                  (unaudited)

                                                                 Six months
                                                                   ended
                                                                December 31,
                                                                    2001
                                                                ------------
   Agency revenues.............................................   $ 81,545
   Merchant revenues...........................................     68,423
   Advertising and other revenues..............................     11,272
                                                                  --------
   Revenues....................................................    161,240
                                                                  --------
   Cost of agency revenues (excluding recognition of
     stock-based compensation of $69)..........................     31,287
   Cost of merchant revenues (excluding recognition of
     stock-based compensation of $89)..........................     19,325
   Cost of advertising and other revenues (excluding
     recognition of stock-based compensation of $13)...........      1,555
                                                                  --------
   Cost of revenues............................................     52,167
                                                                  --------
   Gross profit................................................    109,073
                                                                  --------
   Operating expenses:
      Product development (excluding recognition of
        stock-based compensation of $3,811)....................     13,652
      Sales and marketing (excluding recognition of
        stock-based compensation of $290)......................     48,358
      General and administrative (excluding recognition of
        stock-based compensation of $1,716)....................     14,877
      Amortization of intangibles..............................     19,809
      Recognition of stock-based compensation..................      5,988
                                                                  --------
   Total operating expenses....................................    102,684
                                                                  --------
   Income from operations......................................      6,389
   Net interest income and other...............................      2,543
   Share of joint venture net loss.............................       (769)
   Non-recurring charge--USAI merger related expense...........     (7,691)
                                                                  --------
   Income before provision for income taxes....................        472
   Provision for income taxes..................................         --
                                                                  --------
   Net income..................................................   $    472
                                                                  ========
   Net income..................................................   $    472
   Other comprehensive income:
      Currency translation adjustment..........................         17
                                                                  --------
   Comprehensive income........................................   $    489
                                                                  ========
   Net income per common share:
      Basic....................................................   $   0.01
                                                                  ========
      Diluted..................................................   $   0.01
                                                                  ========
   Weighted average number of shares outstanding:
      Basic....................................................     51,171
                                                                  ========
      Diluted..................................................     62,192
                                                                  ========

                            See accompanying notes.

                        EXPEDIA, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEET
                   (in thousands, except per share amounts)
                                  (unaudited)

                                                                                       December 31,
                                                                                           2001
                                                                                       ------------

                                        ASSETS
Current assets:
   Cash and cash equivalents..........................................................  $ 238,374
   Accounts receivable, net of allowance of $1,412....................................     17,649
   Prepaid merchant bookings..........................................................      8,726
   Prepaid expenses and other current assets..........................................      7,192
                                                                                        ---------
       Total current assets...........................................................    271,941

Property and equipment, net...........................................................     21,447
Investments and restricted deposits...................................................     12,897
Intangible assets, net................................................................     19,380
Goodwill, net.........................................................................     78,890
                                                                                        ---------
Total assets..........................................................................  $ 404,555
                                                                                        =========

                                     LIABILITIES
Current liabilities:
   Accounts payable...................................................................  $  31,577
   Accrued expenses...................................................................     66,818
   Due to Microsoft...................................................................      2,520
   Deferred merchant bookings.........................................................     52,965
   Current portion of unearned revenue................................................      1,574
                                                                                        ---------
       Total current liabilities......................................................    155,454
                                                                                        ---------

Commitments and contingencies (Note 8)

                                 STOCKHOLDERS' EQUITY

Common stock, $.01 par value, 120,000 shares authorized, 52,870 issued and outstanding        529
Preferred stock, $.01 par value, 10,000 shares authorized, none issued and
  outstanding.........................................................................         --
Additional paid-in-capital............................................................    448,998
Unearned stock-based compensation.....................................................     (9,681)
Retained deficit......................................................................   (190,946)

Accumulated other comprehensive income:
   Cumulative currency translation adjustment.........................................        201
                                                                                        ---------
Total stockholders' equity............................................................    249,101
                                                                                        ---------
Total liabilities and stockholders' equity............................................  $ 404,555
                                                                                        =========

                            See accompanying notes.

                        EXPEDIA, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                (in thousands)
                                  (unaudited)


                                                                                                Cumulative
                                               Common Stock  Additional   Unearned               Currency
                                               -------------  Paid-In   Stock-Based  Retained   Translation
                                               Shares Amount  Capital   Compensation Deficit    Adjustment   Total
                                               ------ ------ ---------- ------------ ---------  ----------- --------
Balance, June 30, 2001........................ 50,176  $502   $437,903    $(16,172)  $(191,418)    $184     $230,999
    Proceeds from exercise of options.........  2,343    23     11,602                                        11,625
    Proceeds from issuance of common stock....    351     4         (4)                                           --
    Recognition of stock-based compensation...                               5,988                             5,988
    Forfeiture of stock-based compensation....                    (503)        503                                --
    Net income................................                                             472                   472
    Other comprehensive income:                                                                                   --
       Currency translation adjustment........                                                       17           17
                                               ------  ----   --------    --------   ---------     ----     --------
Balance, December 31, 2001.................... 52,870  $529   $448,998    $ (9,681)  $(190,946)    $201     $249,101
                                               ======  ====   ========    ========   =========     ====     ========


                            See accompanying notes.

                        EXPEDIA, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENT OF CASH FLOWS
                                (in thousands)
                                  (unaudited)

                                                                                      Six months ended
                                                                                        December 31,
                                                                                            2001
                                                                                      ----------------
Operating activities:
   Net income........................................................................     $    472
   Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization.................................................        6,393
       Recognition of stock-based compensation.......................................        5,988
       Amortization of intangibles...................................................       19,809
       Non-recurring charge--USAI merger related expense.............................        7,691
       Share of joint venture net loss...............................................          769
   Cash provided (used) by changes in operating assets and liabilities:
       Accounts receivable...........................................................       12,067
       Due to Microsoft..............................................................        1,719
       Prepaid merchant bookings.....................................................       21,444
       Prepaid expenses and other current assets.....................................        4,450
       Accounts payable and accrued expenses.........................................       23,430
       Deferred merchant bookings....................................................      (27,361)
       Unearned revenue..............................................................           29
                                                                                          --------
       Net cash provided by operating activities.....................................       76,900
                                                                                          --------
Investing activities:
   Additions to property and equipment...............................................      (12,450)
   Proceeds from sale of building, net of costs......................................        1,388
   Funding of restricted deposits, net...............................................      (12,228)
                                                                                          --------
       Net cash used by investing activities.........................................      (23,290)
                                                                                          --------
Financing activities:
   Non-recurring charge--USAI merger related expense.................................       (7,691)
   Repayment of notes payable........................................................       (1,348)
   Net proceeds from exercise of options.............................................       11,625
                                                                                          --------
       Net cash provided by financing activities.....................................        2,586
                                                                                          --------
Effect of foreign exchange rates changes on cash and cash equivalents................           17
                                                                                          --------
Net increase in cash and cash equivalents............................................       56,213
Cash and cash equivalents at beginning of period.....................................      182,161
                                                                                          --------
Cash and cash equivalents at end of period...........................................     $238,374
                                                                                          ========
Supplemental disclosures to cash flow statement:
   Cash paid for interest............................................................     $     28
   Forfeiture of stock-based compensation............................................          503
   Exercise of common stock warrants.................................................            4

                            See accompanying notes.

                        EXPEDIA, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (unaudited)

1.  Description of Business

   The business model of Expedia, Inc. (the Company) is to sell the broadest possible array of travel services to the broadest possible range of customers around the world. This encompasses providing real-time access to schedule, pricing and availability information for booking reservations for airlines, hotels, rental cars, cruises and other travel products such as sightseeing tours, show tickets, and theme park passes. The Company sells these travel services both individually and as components of dynamically assembled packaged travel vacations and trips. In addition, the Company provides content that provides travelers information about travel destinations, maps, and other travel details.

   The Company sells these travel services primarily through its own websites. These websites are located at Expedia.com, Expedia.co.uk, Expedia.de, Expedia.ca, Expedia.it, Expedia.nl, VacationSpot.com and Rent-a-Holiday.com. The Expedia-branded websites also serve as the travel channel on MSN.com, Microsoft's online services network. In addition, during the quarter ended September 30, 2001, the Company began redirecting traffic from the Travelscape.com(TM) and LVRS.com websites. Visitors to these websites are automatically transferred to the Expedia.com website.

   In addition, the Company sells travel services through other websites and distribution channels. In July 2001, the Company formed WorldWide Travel Exchange (WWTE), a private label online travel business that supplies car and hotel inventory to certain airline websites. In September 2001, the Company entered into a joint venture with Societe Nationale des Chemins de Fer Francais
(SNCF), the leading state-owned railways group in France. The joint venture operates a co-branded website at Voyages-SNCF.com that not only offers the same travel services as the Expedia websites, but also offers railway tickets in Europe. The Company also enables customers to call into a toll free number in order to purchase travel products rather than purchasing off the Company's websites.

   The Company was incorporated in the state of Washington on August 23, 1999. Prior to that, it operated as a separate business within Microsoft Corporation (Microsoft). It began selling travel services on its first website, Expedia.com, in October 1996. On October 1, 1999, Microsoft separated the Company's assets and contributed them in exchange for 33,000,000 shares of Expedia common stock or 100% of the outstanding common stock at that date. Concurrent with this, the Company entered into a number of agreements with Microsoft to facilitate the operation of the Company and its assets after the separation.

   On November 10, 1999, the Company completed an initial public offering in which it sold 5,890,000 shares of common stock at a price of $14.00 per share, raising $83.7 million in gross proceeds. After deducting $5.3 million in aggregate underwriters' discounts and commissions and $1.8 million in related expenses, net proceeds from this offering totaled $76.6 million. Microsoft's interest has since been further diluted as a result of option exercises, a private placement of shares, and shares issued in conjunction with acquisitions.

   In March 2000, the Company acquired Travelscape.com, Inc. ("Travelscape"), a Delaware corporation based in Las Vegas, Nevada. Travelscape is a leading Internet travel wholesaler and packager with discounted rate contracts with hotel and travel suppliers worldwide. Hotel rooms, car rentals and travel services from those suppliers are offered on all of the Expedia-branded websites. Travelscape also operates the WWTE business.

   In March 2000, the Company also acquired VacationSpot.com, Inc. ("VacationSpot"), a Delaware corporation based in Seattle, Washington. VacationSpot is a leading reservation network for vacation homes, rental condominiums, inns and bed & breakfasts around the world. VacationSpot was subsequently merged into the Company. The VacationSpot.com and Rent-a-Holiday.com websites, acquired as part of the acquisition, offer

                        EXPEDIA, INC. AND SUBSIDIARIES
unique properties in vacation destinations and countries worldwide and operate as independent websites. In addition, the majority of this inventory is also offered on all of the Expedia-branded websites and the private label websites.

   The Company classifies revenues into three categories: agency, merchant and advertising and other. Agency revenues are derived from travel related sales transactions where the Company receives commissions and fees from travel suppliers. Merchant revenues come from travel related sales transactions where the Company both purchases from the supplier and sells to the customer the requested travel service. In addition, the Company derives revenues from advertisements on its websites. The Company has also licensed components of its technology and editorial content to other companies. Both advertising and licensing revenues are categorized as "Advertising and Other" revenues in the Company's consolidated statements of operations and comprehensive income.

2.  Basis of Presentation

   The accompanying condensed consolidated balance sheet and related interim condensed consolidated statements of operations, cash flows, and changes in stockholders' equity, are unaudited and in the opinion of management, include all adjustments (consisting only of normal recurring items) necessary for their fair presentation in conformity with accounting principles generally accepted in the United States of America. Preparing financial statements requires the Company to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results may differ from those estimates. Readers of the condensed consolidated financial statements should read the information included in this Form 8-K in conjunction with Management's Discussion and Analysis and consolidated financial statements and notes included in the Company's Annual Report filed on Form 10-K with the Securities and Exchange Commission on August 22, 2001.

3.  Intangible Assets and Goodwill, Net

   On July 1, 2001, the Company adopted SFAS No. 142, Goodwill and Other Intangible Assets. Under SFAS No. 142, goodwill and intangible assets with indefinite lives are no longer amortized, but are reviewed annually for impairment or more frequently if impairment indicators arise. Impairment adjustments recognized, if any, generally are recognized as operating expenses. Separable intangible assets that have finite lives will continue to be amortized over their useful lives. As required under the standard, the Company continues to amortize intangible assets with finite lives on a straight-line basis ranging from a two to four years and has ceased the amortization prospectively on goodwill upon adoption of the standard.

   The Company has completed its initial and annual impairment assessment of goodwill, which is attributable to the Destinations segment, by comparing the fair value of the segment to its carrying value. Fair value was determined using a discounted cash flow methodology. This impairment test is required to be performed upon adoption of the SFAS No. 142 and at least annually thereafter. Based on the impairment test, none of the goodwill recorded was impaired as of December 31, 2001.

                        EXPEDIA, INC. AND SUBSIDIARIES

   The financial information for the acquired intangible assets is as follows:

                                                    Six months ended
                                                      December 31,
                                                          2001
                                                    ----------------
            Amortized intangible assets
               Supplier relationships..............     $ 26,200
               Trademarks and tradenames...........       20,300
               Distribution agreements.............       24,900
               Other...............................       18,800
                                                        --------
                                                          90,200
            Accumulated depreciation and
              amortization.........................      (70,820)
                                                        --------
            Intangible assets, net.................     $ 19,380
                                                        ========

   In connection with adopting SFAS No. 142, the Company also reassessed the useful lives and the classification of identifiable intangible assets. The only change was the reclassification to goodwill of $4.1 million for the intangible asset "acquired workforce". Amortization expense for the acquired intangible assets for the six months ended December 31, 2001, was $19.8 million and annual estimated amortization for the acquired intangible assets for the next three years are as follows:

                2002................................... $15,830
                2003...................................   3,221
                2004...................................     329
                                                        -------
                                                        $19,380
                                                        =======

4.  Recent Accounting Pronouncements

   In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. This statement establishes accounting standards for recognition and measurement of a liability for an asset retirement obligation and the associated asset retirement cost. This statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company does not expect the adoption of SFAS No. 143 to have a material effect on its financial position or result of operations.

   In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Assets to Be Disposed Of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the disposal of a segment of a business (as previously defined in that opinion). SFAS No. 144 established a single accounting model, based on the framework established in SFAS No. 121 for long-lived assets to be disposed of for sale. It retains the fundamental provisions of SFAS No. 121 for (a) recognition and measurement of the impairment of long-lived assets to be held and used and (b) measurement of long-lived assets to be disposed of by sale. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001, with earlier applications encouraged. The Company has not yet determined the impact of adopting SFAS No. 144 on its financial position or results of operations.

5.  Income Taxes

   Effective October 1, 1999, the Company entered into a tax allocation agreement with Microsoft. On March 18, 2000, Microsoft's investment in the Company fell below 80% ownership. As such, from March 18,

                        EXPEDIA, INC. AND SUBSIDIARIES

2000 onward, the Company must file a separate tax return. Based on the tax allocation agreement, the Company may be reimbursed by Microsoft for tax losses incurred during the period from October 1, 1999 to March 17, 2000 that are utilized on the Microsoft consolidated U.S. federal tax return. As of December 31, 2001, the Company has received no such reimbursement from Microsoft. Reimbursements of approximately $2.5 million are expected to be received from Microsoft under this agreement. Any reimbursement from Microsoft will be recorded as a capital contribution.

   At December 31, 2001, the Company has a net operating loss carryforward of approximately $115 million for federal income tax purposes. The net operating loss carryforwards begin to expire in 2017. Of this amount, $5 million is the amount available to the Company from the period ended March 17, 2000. In addition, $31 million of the loss carryforward is from acquired companies, the utilization of which in each carryforward year may be limited by the Internal Revenue Code. Under the tax allocation agreement with Microsoft, the Company must pay Microsoft for a portion of the tax savings resulting from the exercise of certain stock options. The Company will pay Microsoft approximately $36 million under this agreement when the tax savings are utilized on the Company's tax return. The Company has not utilized the tax savings as of December 31, 2001. Reimbursements to Microsoft will be recorded as a capital distribution.

   Because of the Company's limited operating history, losses incurred to date and the difficulty in accurately forecasting long-term future results, the Company has applied a valuation allowance equivalent to the expected tax benefit from its net operating loss carryforward and other deferred tax assets. As a result, the Company has not recorded a benefit for current federal and state income taxes or a related deferred tax asset. Management evaluates, on a quarterly basis, the recoverability of the deferred tax assets and the level of the valuation allowance.

6.  Net Income Per Share

   Net income per share has been computed in accordance with SFAS No. 128, Earnings per Share. Net income per share is computed by dividing the net income for the period by the weighted average number of common shares outstanding. During the six months ended December 31, 2001, common stock equivalent shares related to stock options, warrants and shares subject to repurchase are included in the calculation as their effect is dilutive.

   Basic and diluted net income per share is as follows (in thousands, except per share amount):

                                                          Six months
                                                            ended
                                                         December 31,
                                                             2001
                                                         ------------
          Net income....................................   $   472
                                                           =======
          Net income per common share:
             Basic......................................   $  0.01
                                                           =======
             Diluted....................................   $  0.01
                                                           =======
          Weighted average number of shares outstanding:
             Basic......................................    51,171
             Dilutive effect of:
                 Contingently issuable common stock.....       246
                 Options to purchase common stock.......    10,509
                 Warrants to purchase common stock......       266
                                                           -------
             Diluted....................................    62,192
                                                           =======

                        EXPEDIA, INC. AND SUBSIDIARIES

7.  Related Party Transactions

   In June 2001, the Company signed an amended and restated carriage and cross promotion agreement with Microsoft. Under this agreement, Microsoft's domestic and international MSN websites promote co-branded versions of the Expedia websites that include the logos of both the Company and MSN in the U.S., the U.K., Germany and Canada. These co-branded websites are the preferred travel transaction services offered on MSN, except in international markets where Expedia does not have a presence. Under the agreement, the parties also agreed to certain restrictions regarding the promotion of competitors on MSN.com and on the MSN Expedia co-branded travel websites accessed via MSN.com. The Company pays Microsoft slotting fees and performance fees under this agreement. These fees are calculated in accordance with the terms of the agreement and, in certain cases, a letter agreement entered into between the parties in July 2001.

   The Company entered into an amended and restated services agreement with Microsoft on October 1, 1999 whereby Microsoft provided the Company with certain administrative and operational services. This agreement was subsequently amended and restated effective January 1, 2001 and further amended as of July 1, 2001. The Company has entered into a second amended and restated services agreement, dated December 21, 2001 in connection with the USAI transaction. The second amended and restated services agreement will extend through September 30, 2002, although Microsoft may elect in limited circumstances to terminate certain services if Microsoft determines, in good faith after consultation with USAI and Expedia, that it is inappropriate for Microsoft to provide such services to an unaffiliated third party.

   Under the second amended and restated services agreement, Microsoft will continue to provide the Company with specified administrative and operational services. In return, the Company will pay Microsoft fees based on the total direct and indirect costs incurred by Microsoft in providing these services to the Company. The Company has been developing and will continue to develop its own resources in these administrative and operational areas.

   In August 2001, in connection with the USAI transactions, the Company and Microsoft entered into a hosting services agreement under which Microsoft provides the Company with internet service provider services for the Expedia websites. Microsoft previously provided these services to the Company under the amended and restated services agreement. The hosting services agreement has a four-year term. The Company pays Microsoft for the hosting services on a cost basis.

   On October 1, 1999, the Company and Microsoft entered into a license agreement under which Microsoft provides the Company with rights to intellectual property used in its business. Microsoft assigned to the Company the trademarks and domain names associated with the name "Expedia." In addition, Microsoft assigned to the Company copyrights for software relating to online travel services. The Company licenses the right to use some of Microsoft's retail products and other technology under the license agreement. All of the licenses relating to Expedia-specific software content and data and patents are royalty-free, irrevocable and perpetual. Upon completion of the USAI transaction, the license agreement will be terminated, however, the perpetual licenses will remain.

   On September 25, 2001, the Company and Microsoft entered into the following agreements that provide the Company with worldwide rights to use some of Microsoft's retail products: Microsoft Business Agreement; Microsoft Enterprise Agreement; Microsoft Enterprise Enrollment Agreement; Microsoft Select Agreement; and Microsoft Select Enrollment Agreement. These agreements replace some of the licenses in the license agreement dated October 1, 1999.

   In August 2001, the Company signed an amended and restated map server license agreement with Microsoft. Under this agreement, Microsoft will develop, maintain, host and serve maps to the Expedia websites.

                        EXPEDIA, INC. AND SUBSIDIARIES

The maps will be customized for the Company's websites and will include both the Company's logo and Microsoft's MapPoint.Net logo. The Company will pay route transaction fees, location lookup transaction fees and map transaction fees to Microsoft. This agreement was applied retroactively to December 2000. The agreement runs through August 2005.

   Effective October 1, 1999, the Company entered into a tax allocation agreement with Microsoft relating to periods during which the Company was included in Microsoft's U.S. federal tax return. In November 2001, the Company entered into an agreement with Microsoft setting forth the manner in which the Company will compensate Microsoft for compensation deductions attributable to the "Inherent Bargain Element" as used in the tax allocation agreement. Under this agreement, the Company generally will be required to indemnify Microsoft for the actual federal and state tax savings that the Company realizes as a result of the use of the compensation deductions, as and when the Company realizes such tax savings.

   In November 2001, the Company entered into an agreement to assign patent applications and royalty sharing agreement with Microsoft. Under this agreement, Microsoft assigned to the Company all of Microsoft's patents relating to the operation of the Company's websites. The assignment agreement includes a limited license of such patents from the Company to Microsoft. Further, the agreement includes a royalty sharing agreement under which the Company will pay a percentage of any royalties collected by the Company for licenses to such patents that are granted by the Company to third parties for use in products and/or services other than online travel services.

   The Company incurs various charges from the above agreements as follows (in thousands):

                                                        Six months
                                                          ended
                                                       December 31,
                                                           2001
                                                       ------------
             Cost of revenues.........................   $(1,904)
             Product development......................    (1,560)
             Sales and marketing......................    (4,445)
             General and administrative...............      (739)
                                                         -------
             Net expense..............................   $(8,648)
                                                         =======

8.  Commitments and Contingencies

   The Company has multi-year agreements with certain travel service providers that make available the services accessed through the Company's website. Under these agreements, the Company pays monthly service fees to the service providers based on the volume of activity. The Company expenses these amounts as the services are provided.

   Between June 5 and July 26, 2001, four class action complaints, alleging violations of Section 11 of the Securities Act of 1933 and Section 10(b) of the Securities Exchange Act of 1934, were filed in the Southern District of New York against the Company, certain of its officers and directors and certain underwriters of the Company's initial public offering (IPO). The complaint alleges that the Company's prospectus was false or misleading in that it failed to disclose (i) that the underwriters allegedly were paid excessive commissions by certain customers in return for receiving shares in the IPO and (ii) that certain of the underwriters' customers allegedly agreed to purchase additional shares of the Company in the aftermarket in return for an allocation of shares in the IPO. Plaintiffs contend that as a result of those omissions from the prospectus, the price of the

                        EXPEDIA, INC. AND SUBSIDIARIES

Company's stock was artificially inflated between November 9, 1999 and December 6, 2000 and that the defendants are liable for unspecified damages to those persons who purchased stock during that period. On August 9, 2001, these actions were consolidated before a single judge along with cases brought against numerous other issuers and their underwriters that make similar allegations involving the IPO's of those issuers. The consolidation was for purposes of pretrial motions and discovery only. The Company intends to defend this matter vigorously.

   In addition to the matter discussed above, the Company is subject to various legal proceedings and claims that arise in the ordinary course of business. Management believes that the resolution of all such matters will not have a material impact to the Company's financial position, results of operations or cash flows.

9.  Segment Information

   The Company has five reportable segments: Transportation, Destinations, Advertising, International and Corporate. The Transportation segment serves primarily as an agent for U.S.-originated airline tickets and car rentals. The Destinations segment generates most of its revenues from U.S.-originated hotel bookings where the Company acts as merchant of record. The Advertising segment sells advertisements on the domestic websites. The International segment generates most of its revenues as agency revenues from airline tickets, car rentals and hotel bookings on its websites in the United Kingdom, Germany, France, Belgium, Italy, the Netherlands and Canada. The Corporate segment generates revenues from the licensing of technology and generates expenses consisting of the amortization of intangibles, recognition of stock-based compensation and certain corporate headquarters costs.

   Segment information is presented in accordance with SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. This standard is based on a management approach, which requires segmentation based upon the Company's internal organization and disclosures of revenue and operating loss based upon internal accounting methods.

   Management evaluates each segment's performance based upon income or loss from operations. This involved significant allocations of various expenses to the non-Corporate segments. These allocations are primarily based on transaction volumes and other metrics.

   The segment information is as follows (in thousands):

                                            Transportation Destinations Advertising International Corporate  Total
                                            -------------- ------------ ----------- ------------- --------- --------
For the six months ended December 31, 2001:
Revenues...................................    $84,398       $58,682      $6,320       $ 8,594    $  3,246  $161,240
                                               =======       =======      ======       =======    ========  ========
Depreciation and amortization..............    $ 1,002       $ 1,408      $  188       $   465    $ 23,139  $ 26,202
                                               =======       =======      ======       =======    ========  ========
Income (loss) from operations..............    $22,139       $20,269      $1,665       $(4,172)   $(33,512) $  6,389
                                               =======       =======      ======       =======    ========  ========

   Assets of the segments are not relevant for management of the business. However, depreciation and amortization expense, excluding amortization of intangibles that has been exclusively allocated to the Corporate segment, has been allocated to the five segments for these segment disclosures based on a usage metric. There are no reconciling items between the segment information indicated above to the consolidated statements of operations, nor are there any inter-segment revenues.

   The Company has allocated revenues from external customers to geographic areas by selling location. The Transportation, Destinations and Advertising segments derive revenues from the Company's U.S. websites and the International segment derives revenues from the Company's international websites.

                        EXPEDIA, INC. AND SUBSIDIARIES

10.  Change in Fiscal Year

   In February 2002, the Company's Board of Directors approved the change in fiscal year from June 30 to December 31. The financial information for the six months ended December 31, 2000 is as follows (in thousands, except per share amounts):

                                                         Six months ended
                                                           December 31,
                                                               2000
                                                         ----------------
       Revenues.........................................     $ 86,524
                                                             ========
       Gross profit.....................................     $ 53,498
                                                             ========
       Loss from operations.............................     $(58,895)
                                                             ========
       Net loss.........................................     $(56,085)
                                                             ========
       Basic and diluted net loss per common share......     $  (1.21)
                                                             ========

11.  Subsequent Events

  Acquisition by USA Networks, Inc.

   On February 4, 2002, the Company's shareholders approved the merger transaction in which USA Networks, Inc. (USAI) acquired a controlling interest in the Company through a merger of one of its subsidiaries with and into the Company. Immediately following the merger, USAI owned all of the outstanding shares of Expedia high-vote Class B common stock, representing 64.2% of the Company's then outstanding shares, and 94.9% of the voting interest in Expedia.

   Pursuant to the terms of the transaction, Microsoft Corporation, which beneficially owned 33,722,710 shares of the Company's common stock prior to the merger, elected to exchange all of its Expedia common stock for USA securities in the merger. As a result, Microsoft no longer holds any Expedia securities. Expedia shareholders who did not elect to receive USA securities in the transaction retained their Expedia shares and received for each Expedia share held 0.1920 of a new Expedia warrant. Each warrant entitles the holder to purchase one share of Expedia common stock for $52 through February 4, 2009. Including warrants distributed to certain Expedia option holders on January 20, 2002, the Company issued approximately 6,350,000 warrants to holders of its securities. The Expedia warrants trade on Nasdaq under the symbol "EXPEW".

   As part of the transaction, the Company also has the right to $15 million in media time on USAI's various media outlets for each of the five years following the merger. In addition, the Company has an option to participate in a new television channel to be developed by USAI called the USA Travel Channel.

   USAI holds approximately 90% of the voting rights in Hotel Reservations Network, Inc. (HRN), a competitor of the Company. USAI has announced publicly that HRN and the Company will continue to operate independently despite being controlled by a common parent.

                        EXPEDIA, INC. AND SUBSIDIARIES

  USA Networks, Inc. Private Placement

   On February 20, 2002, the Company announced that it had entered into an agreement with USAI in which the Company issued 936,815 shares of low-vote common stock to USAI for approximately $47 million. The proceeds from the sale were used by the Company to purchase the approximately $47 million outstanding debt of Classic Vacation Group, Inc., as discussed below. As a result of the issuance, USAI owns 64.6% of the Company's outstanding shares, while its voting percentage remains at 94.9%.

  Classic Custom Vacations Acquisition

   On January 23, 2002, the Company announced that it had entered into an agreement to acquire certain of the assets, and assume certain of the liabilities, of Classic Custom Vacations, a California corporation (CCV). CCV is a leading wholesaler of premier vacation packages to Hawaii, Mexico, North America, Europe and the Caribbean. The Company expects that the acquisition of CCV will provide the Company with an opportunity to expand its wholesale inventory distribution channels to include traditional travel agencies. CCV is a wholly owned subsidiary of Classic Vacation Group, Inc., a New York corporation (Classic).

   In connection with the transaction, the Company agreed to first purchase all of the approximately $47 million outstanding debt of Classic. The Company purchased this debt on February 20, 2002 with the proceeds of the sale of 936,815 shares of common stock to USAI. The Company will then acquire the assets of CCV for an aggregate purchase price of approximately $52 million (consisting of approximately $5 million in cash plus the cancellation of the $47 million of Classic debt) plus the assumption of additional net liabilities of approximately $30 million. These liabilities are principally working capital accounts, such as customer deposits, which are expected to require little or no additional funding by Expedia. The Company anticipates completing the transaction by the end of the March 31, 2002 quarter.